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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                              --------------------



                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of Earliest Event Reported) : January 29, 1997


                            HUDSON TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)



          New York                  1-13412                  13-3641530
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(State or other jurisdiction      (Commission             (I.R.S. Employer
      of incorporation)           File Number)            Identification No.)



                 25 Torne Valley Road, Hillburn, New York 10931
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (914) 368-4990

          _____________________________________________________________
           Former name or former address, if changed since last report




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Item 5. Other Events.

         On January 29, 1997, Hudson Technologies, Inc. (the "Company") entered into a Stock Purchase Agreement with E.I. Du Pont de Nemours and Company ("Du Pont") and Du Pont Chemical and Energy Operations, Inc. ("DCEO") pursuant to which the Company issued to DCEO 500,000 shares of Common Stock in consideration of $3,500,000 in cash. Simultaneously with the execution of the Stock Purchase Agreement, the parties entered into a Standstill Agreement, Shareholders' Agreement and Registration Agreement.

         The Standstill Agreement provides, subject to certain exceptions, that neither Du Pont nor any corporation or entity controlled by Du Pont will, directly or indirectly, acquire any shares of any class of capital stock of the Company if the effect of such acquisition would be to increase Du Pont's aggregate voting power to greater than 20% of the total combined voting power relating to any election of directors. The Standstill Agreement also provides that the Company will cause two persons designated by DCEO and Du Pont to be elected to the Company's Board of Directors. The Shareholders' Agreement provides that, subject to certain exceptions, Du Pont shall have a right of first refusal to purchase any shares of Common Stock intended to be sold by the Company's principal shareholders. Pursuant to the Registration Agreement, the Company granted to Du Pont certain demand and "piggy-back" registration rights.

         The Company also entered into an Industrial Property Management Segment Marketer Appointment and Agreement and Refrigeration Reclamation Services Agreement with Du Pont, pursuant to which the Company will provide recovery, reclamation, separation, packaging and testing services directly to Du Pont for marketing through Du Pont's Authorized Distributor Network and market Du Pont refrigerant products to selected market segments together with the Company's reclamation and refrigerant management services.

Item 7. Exhibits.

               1. Stock Purchase Agreement, dated January 29, 1997, among Du Pont, DCEO and the Company.

               2. Shareholders' Agreement, dated January 29, 1997, among Du Pont, DCEO, the Company and the Stockholders' Group.

               3. Standstill Agreement, dated January 29, 1997, among Du Pont, DCEO and the Company.

               4. Registration Agreement, dated January 29, 1997, among Du Pont, DCEO and the Company.

               5.   Press Release dated January 29, 1997.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      HUDSON TECHNOLOGIES, INC.

                                      By: /s/ Kevin J. Zugibe
                                          -----------------------
                                               Kevin J. Zugibe,
                                               President



Date:  February 7, 1997



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